Exhibit 10.1

FIRST AMENDMENT TO FIRST AMENDED
AND RESTATED CREDIT AGREEMENT

               THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated effective as of June 5, 2007 (the “First Amendment”), is made and entered into between ARENA RESOURCES, INC., a Nevada corporation (the “Borrower”), the Lenders signatory parties hereto (individually, a “Lender” and collectively, the “Lenders”) and MIDFIRST BANK, as Administrative Agent for the Lenders (the “Agent”).

               WITNESSETH:

               WHEREAS, the Borrower, certain of the Lenders and the Agent are parties to that certain First Amended and Restated Credit Agreement dated as of May 3, 2006 (the “Existing Credit Agreement”), pursuant to which such Lenders signatory parties thereto severally established in favor of the Borrower a Revolving Credit Commitment (collectively, the “Aggregate Revolving Credit Commitments”) for the limited purpose(s) therein specified; and

               WHEREAS, the Borrower has requested that the Agent and the Lenders, including the Additional Lenders signatory parties hereto, increase the Aggregate Revolving Credit Commitment Amount to $100,000,000.00 until the Existing Final Maturity Date;

               WHEREAS, the Agent and the Lenders are willing to increase the Aggregate Maximum Revolving Credit Commitment Amount to $100,000,000.00, subject to the modifications to the Existing Credit Agreement herein set forth and to the other terms, provisions conditions and limitations of the Existing Credit Agreement, as amended by this First Amendment (collectively, the “Credit Agreement”)

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is acknowledged by the parties hereto, the parties agree as follows:

               1.        Definitions. The following definitions in the Existing Credit Agreement are amended to read in their entirety as follows and, if not defined in the Existing Credit Agreement, are added to the Credit Agreement to read as follows:

               “Aggregate Maximum Revolving Credit Commitment Amounts” at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Lenders, as the same may be reduced pursuant to Sections 2.03(b), 2.07(b) or 2.08, or increased pursuant to Section 2.03(d), but in no event in excess of $150,000,000.00. As of the Closing Date, the Aggregate Maximum Revolving Credit Commitment Amounts equal $100,000,000.00 and, subject to the provisions of Section 12.04, shall in no event exceed $150,000,000.00.

               “Applicable Revolving Credit Commitment Fee” shall mean the applicable Revolving Credit Commitment Fee set forth in the Pricing Grid.

               “Base Rate Margin” shall mean the Base Rate Margin set forth in the Pricing Grid for Base Rate Loans.

               “LIBOR Margin” shall mean the LIBOR Margin set forth in the Pricing Grid for LIBOR Loans.

               “Present Value” means, as of any date of determination, the calculation of the present value (using the respective discount rates then customarily utilized by the applicable Lenders for reserve valuation purposes) of the projected future net revenues attributable to the Present Value Production utilizing the price assumptions used by the Agent and the respective Lenders in evaluating its oil and gas loans generally, adjusted to give effect to applicable commodity prices (or caps or floors) under Hedging Agreements permitted hereunder and covering such production.

               “Pricing Grid” shall mean the interest rate and Applicable Revolving Credit Commitment Fee schedule set forth below:

	Borrowing Base Utilization	LIBOR Margin	Base Rate Margin	Revolving Credit Commitment Fee
Level 1	≥ 60%	175 bps	0 bps	20 bps
Level 2	≥30% < 60%	175 bps	0 bps	25 bps
Level 3	< 30%	175 bps	0 bps	30 bps
The Commitment level at the Closing Date is Level 2

Base Rate to be calculated on the higher of the Prime Rate or the Fed Funds rate plus 0.50%.

               “Required Lenders” shall mean such Lenders with Percentage Shares of not less than seventy-five percent (75%) of the aggregate Percentage Shares of all Lenders.

               The definition of “Revolving Credit Commitment Fee Cap is deleted in its entirety.

               2.        Percentage Share/Types of Loans. All references in the Credit Agreement to Annex I shall refer to Annex I to this First Amendment, as hereafter modified or replaced from time to time. Each Lender’s Percentage Share and Maximum Revolving Credit Amount is specified on such Annex I. Section 2.01(c) (Limitation on Types of Loans) is amended to provide that (i) Loans may be LIBOR Loans or Base Rate Loans and (ii) advances on the Notes shall accrue interest at the applicable LIBOR-Rate plus the LIBOR Margin or the Base Rate plus the applicable Base Rate Margin as specified on the Pricing Grid and a replacement Exhibit B (Form of Notice of Borrowing Request/Conversion) is annexed hereto.

               3.        Borrowing Base/Redetermination Date. Sections 2.08 (Borrowing Base) and 8.07(a) (Engineering Reports) of the Existing Credit Agreement are amended to (i) stipulate that as of the Closing Date of this First Amendment, the Borrowing Base is stipulated to be $100,00,000.00 and (ii) provide that the semi-annual Redetermination Dates shall be April 30 and October 31, commencing October 31, 2007 (instead of March 31 and September 30 of each year as set forth in the Existing Credit Agreement). All references in the Existing Credit Agreement to a Borrowing Base of “$65,000,000.00” or otherwise are deleted and replaced with references to a Borrowing Base of “$100,000,000.00".

               4.        Fees. Section 2.04(a) (Revolving Credit Commitment Fee/Loan Facility Fee) of the Existing Credit Agreement is amended to provide for a loan facility fee of twelve and one-half basis points (0.125%) shall be payable at the closing of this First Amendment on the increased portion ($35,000,000.00) of the Aggregate Maximum Revolving Credit Commitment Amounts to the Lenders in accordance with their Percentage Share of such $35,000,000.00 increase.

               5.        Revolving Credit Commitment Fee Cap. All references in the Existing Credit Agreement to “Revolving Credit Commitment Fee Cap” are deleted and are no longer applicable or in effect in connection with calculation of the Applicable Revolving Credit Commitment Fee.

               6.        Quarterly Net Lease Operating Reports. Section 8.01(b) (Quarterly Financial Statements) is hereby amended to provide that concurrent with the delivery by the Borrower to the Agent of such fiscal quarter end financial statements, the Borrower shall also deliver to the Agent a full and complete copy of its net operating lease reports for such fiscal quarter end in form, content and scope reasonably acceptable to the Agent.

               7.        Investments, Loans and Advances. Section 9.03(i) (Investments, Loans and Advances) is amended in its entirety to read as follows:

(i) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and equipment used or useful in connection therewith; provided, however, aggregate investments in oil and gas drilling rigs shall not be in excess of 3% of the Present Value as most recently determined at the time of such acquisition.

               8.        Ratification of Existing Credit Agreement. The remaining terms, provisions and conditions set forth in the Existing Credit Agreement shall remain in full force and effect. The Borrower restates, confirms and ratifies the warranties, covenants and representations set forth therein and further represent to the Agent and the Lenders that, as of the date hereof, no Default or Event of Default exists under the Credit Agreement. The Borrower further confirms, grants and re-grants, pledges and re-pledges to the Agent for the benefit of the Lenders a continuing and continuous, first and prior mortgage lien against, security interest in and pledge of all of the items and types of Collateral more particularly described in Section 10.3 of the Existing Credit Agreement and in the Security Instruments.

               9.        Costs and Fees. The Borrower agrees to pay to the Agent on demand all costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses) incurred or accrued by the Agent in connection with the preparation, execution, closing, delivery, and administration of the Credit Agreement (including this First Amendment), and the other Loan Documents (including Security Instruments), or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. In any action to enforce or construe the provisions of the Credit Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and all costs and expenses related thereto.

               10.        JURY TRIAL WAIVER. THE BORROWER FULLY, VOLUNTARILY AND EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE CREDIT AGREEMENT, THE MORTGAGE, THE SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE CREDIT AGREEMENT. THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

               IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered in multiple counterparts in Tulsa, Oklahoma, effective as of the day and year first above written.

ARENA RESOURCES, INC., a Nevada corporation

/s/ William R. Broaddrick

William R. Broaddrick, Vice President and Chief Financial Officer

“Borrower”

MIDFIRST BANK, as Administrative Agent and a Lender

/s/ Christopher J. Cardoni

Christopher J. Cardoni, Vice President “Lender and Agent”

COMPASS BANK

/s/ Kathleen J. Bowen

Kathleen J. Bowen Senior Vice President

“Lender”

BANK OF SCOTLAND, a Scottish Banking Corporation acting through its New York Branch

/s/ Karen Weich

Karen Weich Assistant Vice President

“Lender”

CAPITAL ONE, N.A.

/s/ Eric Broussard

Eric Broussard Senior Vice President

Address for Notice:

Capital One, N.A. Energy Banking 5718 Westheimer, 6th Floor Houston, Texas 77057

Telecopier No.: 713.435.5106 Telephone No: 713.435.5278 Attention: Eric Broussard Senior Vice President

“Lender”

SUNTRUST BANK

/s/ Sean M. Roche

Sean M. Roche, Vice President

Address for Notice:

SunTrust Bank 303 Peachtree Street| Atlanta, GA 30308

Telecopier No.: 404.827.6270 Telephone No: 404.588.7496 Attention: Sean M. Roche

“Lender”

RATIFICATION BY GUARANTOR

               The undersigned, Arena Drilling Co., a Texas corporation (“Guarantor”), (i) ratifies, confirms and consents to the foregoing First Amendment to First Amended and Restated Credit Agreement dated as of June 5, 2007 (“First Amendment”), among the Arena Resources, Inc., as borrower (“Borrower”), the Lenders signatory parties thereto and MidFirst Bank, as the Administrative Agent for the Lenders, and (ii) ratifies, confirms and continues in full force and effect for all purposes that certain Guaranty Agreement from the Guarantor dated as of May 3, 2006, in favor of the Lenders and the Administrative Agent, as an absolute and unconditional guarantee of payment of the Obligations described in the Existing Credit Agreement (as defined in the First Amendment) and in the First Amendment (collectively, as hereafter amended, extended, renewed, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), including without limitation the replaced Notes issued pursuant to the First Amendment and the Aggregate Revolving Credit Commitments (currently $100,000,000.00) up to the Aggregate Maximum Revolving Credit Commitment Amounts specified in the Credit Agreement, and including without limitation, all renewals, extensions, replacements, substitutions, consolidations, rearrangements, changes in form or other modifications of any one or more or all of the Notes.

               So executed and delivered to the Administrative Agent for the benefit of the Lenders in Tulsa, Oklahoma, effective as of the 5th day of June, 2007.

Arena Drilling Co., a Texas corporation

By:	/s/ William R. Broaddrick Chief Financial Officer

ANNEX I

LIST OF PERCENTAGE SHARES AND
MAXIMUM REVOLVING CREDIT AMOUNTS

Name of Lender	Percentage Share	Maximum Revolving Credit Amount
MidFirst Bank	45.0%	$ 45,000,000.00
Compass Bank	22.5%	$ 22,500,000.00
Bank of Scotland	22.5%	$ 22,500,000.00
Capital One, N.A.	5.0%	$ 5,000,000.00
SunTrust Bank	5.0%	$ 5,000,000.00
TOTAL	100.00%	$100,000,000.00

NOTE: The foregoing Maximum Revolving Credit Amount of the Lenders is subject in all respects to the Aggregate Maximum Revolving Credit Commitment Amounts of the Lenders and the stipulated Borrowing Base (currently set at and stipulated to be $100,000,000.00).

EXHIBIT B

FORM OF NOTICE OF BORROWING REQUEST/CONVERSION

_____________________, 200__

               ARENA RESOURCES, INC., a Nevada corporation (the “Borrower”), pursuant to the First Amended and Restated Credit Agreement dated effective as of May 3, 2006, among the Borrower, MIDFIRST BANK, as Agent for the lenders signatory parties thereto, and the lenders which are or hereafter become signatory parties thereto (collectively, the “Lenders”) (together with all amendments, modifications, supplements, and/or restatements thereto, the “Credit Agreement”), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

               $_________________________ under the Revolving Credit Note

               Requested funding date: _________________________.

|_|	1.	Revolving Credit Loans:

(a)	Aggregate amount of new Revolving Credit Loans to be $__________;

(b)	Requested funding date is _________________, 200__;

(c)	Borrowings to be LIBOR Loans: $_____________________; Borrowings to be Prime Rate Loans: $_____________________;

(d)	Length of Interest Period for LIBOR Loans is: _______________.

|_|	2.	LIBOR Loan Continuation for LIBOR Loans maturing on _______________:

(a)	Aggregate amount to be continued as LIBOR Loans is $_____________________;

(b)	Aggregate amount to be converted to Base Rate Loans is $_____________________;

(c)	Aggregate amount to be converted to LIBOR Loans is $_____________________;

(d)	Length of Interest Period for continued LIBOR Loans or Base Rate Loans converted to LIBOR Loans is ___________________.

B-1

               The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

ARENA RESOURCES, INC.

By:______________________________________ Name:____________________________________ Title:_____________________________________

B-2